As filed with the Securities and Exchange Commission on March 28, 2003

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
the Securities Exchange Act of 1933

FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction) of incorporation	41-1223238 (IRS Employer Identification No.)

3455 Lyman Boulevard Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)

FSI INTERNATIONAL, INC. 1997 OMNIBUS STOCK PLAN
AND
FSI INTERNATIONAL, INC. EMPLOYEES STOCK PURCHASE PLAN

(Full title of the plans)

DONALD S. MITCHELL
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
FSI INTERNATIONAL, INC.
3455 LYMAN BOULEVARD
CHASKA, MINNESOTA 55318

(Name and address of agent for service)

(952) 448-5440

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, no par value	1,650,000 Shares	$2.42	$3,993,000	$323

(1)	This Registration Statement relates to an additional 1,400,000 shares to be offered under the registrant’s 1997 Omnibus Stock Plan, for which 3,100,000 shares of Common Stock were registered under Registration Statements on Form S-8 (Nos. 333-30675, 333-50991, 333-96275 and 333-61164), and an additional 250,000 shares of Common Stock to be offered under the registrant’s Employees Stock Purchase Plan, for which 2,050,000 shares were registered under Registration Statements on Form S-8 (Nos. 33-33647, 33-39920, 33-46296, 33-77852, 333-19677, 333-50991, 333-96275 and 333-61164).
(2)	Estimated solely for the purpose of the registration fee under Rules 457(c) and (h) (1) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the registrant’s Common Stock on March 26, 2003 as reported on the Nasdaq National Market.

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EXPLANATORY NOTE
EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EX-5 Opinion and Consent of Faegre & Benson LLP
EX-23.2 Consent of KPMG LLP
EX-24 Powers of Attorney
EX-99.1 1997 Omnibus Stock Plan, as amended
EX-99.2 Employees Stock Purchase Plan, as amended

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,400,000 shares of the registrant’s Common Stock to be issued pursuant to the registrant’s 1997 Omnibus Stock Plan and 250,000 shares of the registrant’s Common Stock to be issued pursuant to the registrant’s Employees Stock Purchase Plan. There are incorporated in this Registration Statement by reference the contents of the registrant’s Registration Statements on Form S-8 (Nos. 33-33647, 33-39920, 33-46296, 33-77852, 333-19677, 333-30675, 333-50991, 333-96275 and 333-61164) related to the plans and amendments thereof, previously filed with the SEC.

EXHIBITS

Exhibit	Description

5	Opinion of Faegre & Benson LLP.
23.1	Consent of Faegre & Benson LLP (included in Exhibit 5).
23.2	Consent of KPMG LLP.
24	Powers of Attorney of directors and officers.
99.1	FSI International, Inc. 1997 Omnibus Stock Plan, as amended and restated.
99.2	FSI International, Inc. Employees Stock Purchase Plan, as amended and restated.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on March 28, 2003.

FSI INTERNATIONAL, INC.

By	/s/ Donald S. Mitchell Donald S. Mitchell
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 19, 2003 by the following persons in the capacities indicated:

/s/ Donald S. Mitchell Donald S. Mitchell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Patricia M. Hollister Patricia M. Hollister	Chief Financial Officer (Principal Financial and Accounting Officer)

James A. Bernards Terrence W. Glarner Willem D. Maris Donald S. Mitchell Krishnamurthy Rajagopal Charles R. Wofford	A Majority of the Board of Directors*

*	Patricia M. Hollister, by signing her name hereto, hereby signs this document on behalf of each of the above-named officers or directors of FSI International, Inc. pursuant to powers of attorney duly executed by those persons.

/s/ Patricia M. Hollister Patricia M. Hollister Attorney in Fact

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INDEX TO EXHIBITS

Exhibit	Description
5	Opinion of Faegre & Benson LLP	Filed Electronically
23.1	Consent of Faegre & Benson LLP (included in Exhibit 5)
23.2	Consent of KPMG LLP	Filed Electronically
24	Powers of Attorney of directors and officers	Filed Electronically
99.1	FSI International, Inc. 1997 Omnibus Stock Plan, as	Filed Electronically
amended and restated
99.2	FSI International, Inc. Employees Stock Purchase	Filed electronically
Plan, as amended and restated

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